Exhibit 99.1



                            CERTIFICATION PURSUANT TO
                             18 U.S.C. SECTION 1350,
                             AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

As an accompaniment to the Annual Report of Premier Financial Bancorp, Inc. (the "Company") on Form 10-K for the period ending December 31, 2002 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Robert W. Walker, Chief Executive Officer of the Company, certify, pursuant to 18 U.S.C. ss. 1350, as adopted pursuant to ss. 906 of the Sarbanes-Oxley Act of 2002, that to the best of my knowledge and belief:

    o The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934, and

    o The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company as of and for the periods presented.

This certification is based on inquiries that I have made, or have caused to be made, in a good faith effort on my part to be a responsible and competent chief executive officer serving the Company and its constituencies.

This certification merely accompanies and is not part of the Report, shall not be deemed filed for purposes of the Securities Exchange Act of 1934, and may not be used for any purpose other than compliance with 18 U.S.C. ss. 1350, as adopted pursuant to ss. 906 of the Sarbanes-Oxley Act of 2002.

A signed original of this written statement required by Section 906 has been provided to Premier Financial Bancorp, Inc. and will be retained by Premier Financial Bancorp, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.


By:  /s/Robert W. Walker
     ---------------------------------------
     Robert W. Walker
     President and Chief Executive Officer

Date: March 27, 2003